UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2811 Cahuenga Blvd West Los Angeles, CA	90068
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (323) 472-5461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Mandalay Digital Group, Inc. (the “Company”) is a party to that certain Second Amended and Restated Senior Subordinated Secured Note (the “Secured Note”) Due June 21, 2013, as amended to extend the maturity date to June 21 2015, between Twistbox Entertainment, Inc. a subsidiary of the Company, and Taja, LLC (the “Investor”), and that certain Unsecured Subordinated Convertible Note (the “Unsecured Note”) with the Investor, the terms of which are reflected in that certain Convertible Note Financing Binding Term Sheet dated December 29, 2011 as amended by that certain Convertible Note Financing Binding Term Sheet dated March 1, 2012. On August 15, 2013, the Company entered into a Convertible Note Financing Agreement with the Investor, dated as of August 14, 2013, pursuant to which the Investor subscribed for 80,000 shares of the Company’s common stock and warrants to purchase 120,000 shares of the Company’s common stock (the “Warrants”). As consideration to the Company, $1,000,000 of the outstanding principal amount of the Unsecured Note was converted into 285,714 shares of the Company’s common stock and the remaining principal of $180,000 and interest of $55,977 (in the combined amount of $239,977) was exchanged for a like amount of additional Secured Notes. The new current remaining balance of principal and interest under the Secured Note as of the date of the Convertible Note Financing Agreement is $1,537,529. In addition, a new section was added to the Secured Note making it convertible into shares of common stock of the Company at a conversion price equal to $4.00 per share at the Investor’s option at any time through the maturity date of the Secured Note, subject to a beneficial ownership limitation set at 4.9% of the Company’s outstanding shares.

The Warrants have an exercise price equal to the same price paid per share for shares of the Company’s Common Stock in the Company’s next round of equity financing, or, if no equity financing has occurred by September 9, 2013, the closing price of the Company’s Common Stock on such date. The Warrants have a five year term from the date of the issuance and may be exercised by the Investor only following the first anniversary of the date of the Convertible Note Financing Agreement.

The agreement also amended the vesting of certain other pre-existing warrants held by the Investor and the timing of the redemption and prepayment provisions of the Secured Note.

The Investor was also granted certain registration rights.

The Common Stock and Warrants issued under the Convertible Note Financing Agreement were be issued in a private offering under the Securities Act of 1933, and/or Regulation D and/or Section 3(a)(9) thereunder.

The foregoing description of the Convertible Note Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the Convertible Note Financing Agreement, a copy of which is appended hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Convertible Note Financing Agreement, dated August 14, 2013, by and between the Company and Taja, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: August 15, 2013	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Note Financing Agreement, dated August 14, 2013, by and between the Company and Taja, LLC